Exhibit 99.2

EXECUTION DRAFT

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

RICHMOND DIVISION

In re:	)	Case No. 07-33849
	)	Jointly Administered
MOVIE GALLERY, INC., et al.,[1]	)	Chapter 11
	)	Hon. Douglas O. Tice, Jr.
Debtors.	)
)

PLAN SUPPORT AGREEMENT

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

This PLAN SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of January 22, 2008, by and among the following parties:

(a) Movie Gallery, Inc. and its Debtor affiliates, each a debtor and debtor in possession in the Chapter 11 Cases;

(b) Sopris Capital Advisors LLC, in its capacity as the Backstop Party for the Rights Offering in accordance with the revised Rights Offering Term Sheet attached hereto as Exhibit D (the “Rights Offering Term Sheet”) and Consenting Holder (as defined below) (“Sopris,” and, in its capacity as the Backstop Party, Sopris includes investment Entities affiliated with Sopris);

(c) The undersigned Holders (each, a “Consenting First Lien Holder”; collectively the “Consenting First Lien Holders”) of certain Claims under the First Lien Credit Agreement dated as of March 8, 2007 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “First Lien Credit Agreement”), among Movie Gallery, Inc. (“Movie Gallery”), as borrower, certain Movie Gallery subsidiaries as guarantors, the lenders party thereto (the “First Lien Lenders”), Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent (the “First Lien Administrative Agent”), and Wachovia Bank, National Association, as collateral agent and documentation agent (the

[1]	The Debtors in these proceedings are: Movie Gallery, Inc.; Hollywood Entertainment Corporation; M.G. Digital, LLC; M.G.A. Realty I, LLC; MG Automation LLC; and Movie Gallery US, LLC.

“First Lien Collateral Agent”), originally providing for (a) a $600 million first lien term loan (the “First Lien Term Loan”); (b) a $100 million first lien revolving credit facility (the “First Lien Revolving Facility”); and (c) a $25 million first lien synthetic letter of credit facility (the “First Lien LC Facility”);

(d) The undersigned Holders (each, a “Consenting Second Lien Holder”; collectively, the “Consenting Second Lien Holders”) of certain Claims under the Second Lien Credit Agreement dated as of March 8, 2007 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Debtors, as borrowers, the lenders party thereto (the “Second Lien Lenders”), Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent (the “Second Lien Syndication Agent”), and Wells Fargo Bank, N.A., as successor to CapitalSource Inc., as collateral agent and administrative agent (the “Second Lien Administrative Agent,” and together with the Second Lien Syndication Agent, the “Second Lien Agents”), originally providing for a $175 million second lien term loan (the “Second Lien Term Loan”); and

(e) The undersigned Holders (each, a “Consenting 11% Senior Note Holder”; collectively, the “Consenting 11% Senior Note Holders” and together with the Consenting First Lien Holders and the Consenting Second Lien Holders, the “Consenting Holders”) of certain Claims under the 11% Senior Unsecured Notes Indenture dated as of April 27, 2005 (as amended, waived, supplemented, refinanced and as otherwise modified from time to time, the “11% Senior Notes Indenture”), between Movie Gallery, Inc. as issuer, certain Movie Gallery, Inc. subsidiaries as guarantors, and U.S. Bank N.A., as trustee. Each of the Consenting Holders, together with the Debtors and Sopris, are defined collectively as the “Parties”.

RECITALS

WHEREAS, on October 16, 2007, each of the Debtors filed a voluntary petition with the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) under chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”);

WHEREAS, each Consenting Holder is a Holder of a Claim, as defined in section 101(5) of the Bankruptcy Code, arising out of, or related to, the First Lien Credit Agreement (each, a “First Lien Claim”), the Second Lien Credit Agreement (each, a “Second Lien Claim”) and/or the 11% Senior Notes Indenture (each, a “Senior Note Claim” and together with the First Lien Claims and the Second Lien Claims, the “Movie Gallery Claims”);

WHEREAS, as of July 2, 2007, the Debtors were obligated for (a) an aggregate principal and interest amount of approximately $602,040,000 on account of the First Lien Term Loan, (b) an aggregate principal and interest amount of approximately $100,080,000 on account of the First Lien Revolving Facility, (c) an aggregate principal and interest amount of approximately $25,060,000 in letters of credit under the First Lien LC Facility, (d) an aggregate principal and PIK Interest (as defined in the Second Lien Credit Agreement) amount of approximately $176,380,000 on account of the Second Lien Term Loan and (e) an aggregate amount of principal and interest amount of approximately $331,150,000 on account of the 11% Senior Notes Indenture;

WHEREAS, on October 14, 2007, the Debtors entered into that certain Lock Up, Voting and Consent Agreement (as amended from time to time, the “Lock Up Agreement”) between certain Consenting Second Lien Holders, Sopris and the Debtors (the “Lock Up Parties”);

WHEREAS, the Lock Up Parties committed to support the Debtors’ restructuring plans, including an agreement to vote to accept a plan of reorganization consistent with the Proposed Restructuring Term Sheet attached as Exhibit A to the Lock Up Agreement (as amended from time to time in accordance with the terms thereof, the “Plan Term Sheet”);

WHEREAS, the Plan Term Sheet provides, among other things, that: (a) the Debtors will enter into an Amended and Restated First Lien Credit Agreement (as defined in the Plan Term Sheet) on terms to be consensually negotiated between the Debtors, Sopris and the First Lien Lenders; (b) the Debtors will enter into an Amended and Restated Second Lien Credit Agreement (as defined in the Plan Term Sheet), with reset interest rates and modified PIK interest options and conditions, consistent with that certain Restated Second Lien Credit Agreement Term Sheet attached as Exhibit A-3 to the Lock Up Agreement (as amended from time to time in accordance with the terms thereof, the “Lock Up Second Lien Term Sheet”); (c) Sopris will convert approximately $72 million (plus accrued interest) in Second Lien Claims into equity in the reorganized Debtors; (d) the Senior Note Claims will be converted into equity in the reorganized Debtors; and (e) Sopris will backstop a $50 million rights offering to be made available pro rata to certain of the Holders of Senior Note Claims, the terms of which backstop commitment are set forth in the Rights Offering Term Sheet attached as Exhibit A-4 to the Plan Term Sheet (as amended from time to time in accordance with the terms thereof, the “Lock Up Rights Offering Term Sheet” and with the Lock Up Agreement, the Plan Term Sheet and the Lock Up Second Lien Term Sheet, the “Lock Up Restructuring Agreements”);

WHEREAS, the Debtors received Bankruptcy Court approval to perform under the Lock Up Restructuring Agreements and to pay certain fees to Sopris and its advisors as set forth in the Lock Up Restructuring Agreements [Docket Nos. 935 and 1097] (collectively, the “Sopris Fee and Expense Orders”);

WHEREAS, the Bankruptcy Court entered interim and final orders (collectively, the “DIP Orders”) authorizing the Debtors to enter into and perform under that certain $150 million Secured Super-Priority Debtor in Possession Credit and Guaranty Agreement among Movie Gallery, Inc., as borrower, and the other Debtors as guarantors, Goldman Sachs Credit Partners L.P., as lead arranger and syndication agent, The Bank of New York, as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as documentation agent and the banks, financial institutions and other lenders parties thereto, as may be amended, modified, ratified, extended, renewed, restated or replaced (the “DIP Credit Facility”);

WHEREAS, as authorized by the DIP Orders, the Debtors have utilized approximately $100 million in borrowings under the DIP Credit Facility to repay the prepetition First Lien Revolving Facility; and

WHEREAS, the Debtors have engaged in good faith negotiations with Sopris and the Consenting Holders regarding the terms of the Debtors’ plan of reorganization (as amended from time to time, the “Plan”);2

WHEREAS, Sopris and each Consenting Holder have reviewed, or have had the opportunity to review, the Plan attached hereto as Exhibit A, the Restated First Lien Credit Agreement Term Sheet attached hereto as Exhibit B (the “First Lien Term Sheet”), the revised Restated Second Lien Credit Agreement Term Sheet attached hereto as Exhibit C (the “Second Lien Term Sheet”), the Rights Offering Term Sheet and this Agreement with the assistance of professional legal advisors of its own choosing (collectively, the “Restructuring Agreements”); and

WHEREAS, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, the Amended and Restated First Lien Credit Agreement, the Amended and Restated Second Lien Credit Agreement and the Backstop Rights Purchase Agreement, as well as resolve other outstanding issues, and to facilitate Confirmation and Consummation of the Plan and the transactions contemplated hereby (collectively, the “Restructuring”); provided, however, that the Debtors will be the sole proponent of the Plan;

NOW, THEREFORE, in consideration of the foregoing and the premises, mutual covenants and agreements set forth herein and for other good and valuable consideration, the Parties agree as follows:

Section 1. Means for Implementing the Agreement.

To implement the Plan, the Debtors and each of the signatories hereto have agreed, on the terms and conditions set forth herein, that the Debtors shall use their commercially reasonable efforts to:

(a)	obtain entry by the Bankruptcy Court of an order approving a disclosure statement relating to the Plan in form and substance reasonably acceptable to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent (the “Disclosure Statement Order”);

(b)	solicit the requisite acceptances of the Plan in accordance with section 1125 of the Bankruptcy Code after the Bankruptcy Court has approved such disclosure statement;

(c)	move the Bankruptcy Court to confirm the Plan as expeditiously as practicable under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court (collectively, the “Bankruptcy Rules”); and

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

(d)	Consummate the Plan.

Section 2. Approval of Restructuring Agreements.

2.1 Agreement of the Consenting Holders.

The Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet are incorporated herein by reference and are made part of this Agreement. Each of the Consenting Holders has reviewed, or has had the opportunity to review, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet, and by signing below, agrees and acknowledges that those documents, in the forms attached hereto, are acceptable to and are approved by such Consenting Holder.

2.2 Agreement of Sopris.

Sopris agrees, subject to the terms and conditions of this Agreement, to the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Backstop Commitment (as defined in the Rights Offering Term Sheet) in accordance with the terms of such documents and, by signing below, agrees and acknowledges that those documents, in the forms attached hereto, are acceptable to and are approved by Sopris and that Sopris will comply with the terms thereof.

Section 3. Commitments of the Consenting Holders Under this Agreement.

3.1 Support of Plan.

(a)	As long as a Termination Event (as defined herein) has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, each of the Consenting Holders, as long as each such Consenting Holder remains the legal owner, beneficial holder and/or the investment advisor or manager for the beneficial holder of such legal or beneficial holder’s Movie Gallery Claims of or with power and/or authority to bind any Movie Gallery Claims, agrees that by having executed and become party to this Agreement, it will:

(i)	from and after the date hereof not directly or indirectly seek, solicit, support or vote in favor of any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Debtors that could reasonably be expected to prevent, delay or impede the Restructuring of the Debtors as contemplated by the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, the Rights Offering Term Sheet or any other document filed in connection with confirming the Plan (collectively, an “Alternative Transaction”);

(ii)	neither directly nor indirectly (i) engage in, continue or otherwise participate in any negotiations regarding any Alternative Transaction, (ii) enter into a letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any Alternative Transaction or (iii) withhold, withdraw, qualify or modify its approval or recommendation of this Agreement, the Plan or the Restructuring;

(iii)	support entry of the Disclosure Statement Order;

(iv)	agree to permit disclosure in any disclosure statement and any filings by the Debtors with the Securities and Exchange Commission of the contents of this Agreement, including the aggregate Movie Gallery Claims held by all Consenting Holders; provided that the amount of the Movie Gallery Claims held by any individual Consenting Holder shall be disclosed only to the Debtors and shall not be disclosed by the Debtors to any other Entity, unless required by applicable law, regulation or legal process; and

(v)	support confirmation of the Plan and entry by the Bankruptcy Court of the order confirming the Plan (the “Confirmation Order”); provided that, for the avoidance of doubt, nothing in this Section 3.1 is an agreement by the Consenting Holders to vote to accept or reject the Plan.

(b)	As long as a Termination Event has not occurred, or has occurred but has been duly waived or cured in accordance with the terms hereof, the Debtors, Sopris and each Consenting Holder, as long as each such Consenting Holder remains the legal owner, beneficial holder and/or the investment advisor or manager of or with power and/or authority to bind any Movie Gallery Claims, further agree that they shall not:

(i)	object to or otherwise commence any proceeding opposing any of the terms of this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet;

(ii)	commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to entry of the Disclosure Statement Order;

(iii)	encourage any other Entity to object to, delay, impede, appeal or take any other action, directly or indirectly, to interfere with entry of the Disclosure Statement Order;

(iv)	commence any proceeding or prosecute, join in or otherwise support any action to oppose or object to approval of the Plan; and

(v)	take any action that is inconsistent with, or that would delay approval of or confirmation of the Plan.

(c)	Notwithstanding anything contained herein to the contrary, the Parties shall be permitted to consult with the Committee regarding the Chapter 11 Cases.

3.2 Transfer of Claims, Interests and Securities.

Each of the Consenting Holders hereby agrees, for so long as this Agreement shall remain in effect, not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly (each such transfer, a “Transfer”), all or any of its Movie Gallery Claims (or any right related thereto and including any voting rights associated with such Movie Gallery Claims), unless the transferee thereof (a) agrees in writing at the time of such Transfer to assume and be bound by this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet and to assume the rights and obligations of a Consenting Holder under this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet and (b) delivers such writing substantially in conformity with the transfer agreement attached hereto as Exhibit E (each, a “Transfer Agreement”) to the Debtors no later than two (2) Business Days after the relevant Transfer (each such transferee becoming, upon the Transfer, a Consenting Holder hereunder). The Debtors shall promptly acknowledge any such Transfer Agreement in writing and provide a copy of that acknowledgement to the transferor; provided that any failure by the Debtors to acknowledge such Transfer Agreement shall not affect the validity or enforceability thereof. By their acknowledgement of the relevant Transfer Agreement, the Debtors shall be deemed to have acknowledged that their obligations to the Consenting Holders hereunder shall be deemed to constitute obligations in favor of the relevant transferee as a Consenting Holder hereunder. Any sale, transfer or assignment of any Relevant Claim (as defined below) that does not comply with the procedure set forth in the first sentence of this Section 3.2 shall be deemed void ab initio.

3.3 Further Acquisition of Movie Gallery Claims.

This Agreement shall in no way be construed to preclude any Consenting Holder or any of its Affiliates (as defined in section 101(2) of the Bankruptcy Code) from acquiring additional Movie Gallery Claims; provided that any such additional Movie Gallery Claims acquired by a Consenting Holder or any Affiliate thereof shall automatically be deemed to be subject to the terms of this Agreement. Upon the request of the Debtors, each Consenting Holder shall, in writing and within five (5) Business Days, provide an accurate and current list of all Movie Gallery Claims that it and any Affiliate holds at that time, subject to any applicable confidentiality restrictions and applicable law. Each Consenting Holder further agrees that it may not create any subsidiary or Affiliate for the sole purpose of acquiring any Claims against or Equity Interests in any of the Debtors without causing such Affiliate to become a Party hereto prior to such acquisition.

3.4 Representation of Consenting Holders’ Holdings.

Each of the Consenting Holders represents that, as of the date hereof:

(a)	it is the legal owner, beneficial holder and/or the investment advisor or manager for the beneficial holder of such legal or beneficial holder’s Movie Gallery Claims set forth on its respective signature page (collectively, the “Relevant Claims”);

(b)	there are no Movie Gallery Claims of which it is the legal owner, beneficial holder and/or investment advisor or manager for such legal or beneficial holder that are not part of its Relevant Claims unless such Consenting Holder does not possess the full power to vote and dispose of such Claims; and

(c)	it has full power to vote, dispose of and compromise the aggregate principal amount of the Relevant Claims.

3.5 Funding Commitment of Sopris.

No later than one (1) Business Day after the effectiveness of this Agreement, Sopris shall deposit in escrow an amount equal to $50 million (the “Escrow Amount”) to secure the Backstop Commitment under the Plan and the Rights Offering Term Sheet. The Escrow Agreement will provide, among other things: (a) upon termination of this Agreement for any reason other than a termination under Section 8.1(k) hereof due to a breach by Sopris, the Escrow Amount shall be returned forthwith to Sopris or its designee; and (b) if this Agreement is terminated as a result of any default pursuant to Section 8.1(k) hereof due to a breach by Sopris, the Escrow Amount shall be deemed forfeited to the Debtors as liquidated damages.

Section 4. The Debtors’ Responsibilities.

4.1 Implementation of the Plan.

The Debtors shall use their commercially reasonable efforts to:

(a)	effectuate and consummate the Restructuring on the terms contemplated by the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet;

(b)	file a disclosure statement relating to the Plan in form and substance reasonably acceptable to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent along with a motion seeking its approval by the Bankruptcy Court within the time frame set forth in this Agreement;

(c)	implement all steps necessary and desirable to obtain the Confirmation Order within the time frame set forth in this Agreement, which Confirmation Order shall be materially consistent with the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet; and

(d)	take no actions inconsistent with this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet or the expeditious Confirmation and Consummation of the Plan.

4.2 Representation of the Debtors.

None of the materials and information provided by or on behalf of the Debtors to the Consenting Holders in connection with the Restructuring contemplated by this Agreement, when read or considered together, contains any untrue statement of a material fact or omits to state a known material fact necessary in order to prevent the statements made therein from being materially misleading.

4.3 The Debtors’ Fiduciary Obligations.

Notwithstanding anything to the contrary contained in this Agreement:

(a)

the Debtors may furnish or cause to be furnished information concerning the Debtors to a party (a “Potential Acquirer”) that the Debtors’ board of directors believes in good faith has expressed an unsolicited legitimate interest in, and has the financial wherewithal to consummate, a Business Combination (as defined herein) on terms, including confidentiality terms, approved by the Debtors’ Board of Directors;

(b)	following receipt of a proposal or offer for a Business Combination from a Potential Acquirer, after delivery of such proposal or offer to counsel for Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent, the Debtors may negotiate and discuss such proposal or offer with the Potential Acquirer;

(c)	following the good faith determination by the Debtors and the Debtors’ Board of Directors that such a proposal or offer for a Business Combination constitutes a Topping Proposal (as defined herein), the Debtors may immediately terminate their obligations under this Agreement by written notice to counsel for Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent; and

(d)	the Debtors may terminate their obligations under this Agreement by written notice to counsel for Sopris, First Lien Administrative Agent and the Second Lien Administrative Agent if the Debtors, in good faith exercise of their business judgment, determine that there is a sufficient risk of non-performance by the Debtors with respect to the financial obligations contemplated under the Plan such that the Plan is not in the best interests of the Debtors’ estates.

For the purposes of this Section 4.3:

(i)	“Business Combination” means any merger, consolidation or combination to which the Debtors are a party; any proposed sale or other disposition of capital stock or other ownership interests of the Debtors, including a rights offering; or any proposed sale or other disposition of all or substantially all of the assets or properties of the Debtors; and

(ii)	“Topping Proposal” means a proposal or offer or indication of interest for a Business Combination from a Potential Acquirer that the Debtors and the Board of Directors determines in good faith is reasonably likely to be more favorable to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties than is proposed under the Plan, taking into account, among other factors, the identity of the Potential Acquirer, the likelihood that any such offer or proposal will be negotiated to finality within a reasonable time, and the potential loss to the Debtors’ estates and their creditors and other parties to whom the Debtors owe fiduciary duties if any such Business Combination is not consummated; provided, however, that such Topping Proposal provides a full recovery to the First Lien Lenders and Second Lien Lenders and more favorable treatment for unsecured creditors than the Plan.

Section 5. Mutual Representations, Warranties and Covenants.

Each Party makes the following representations, warranties and covenants to each of the other Parties, each of which are continuing representations, warranties and covenants:

5.1 Good Faith.

The Parties agree to negotiate in good faith all of the documents and transactions described in the Plan and in this Agreement.

5.2 Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legal, valid and binding obligation, enforceable against Sopris and each Consenting Holder in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; provided, however, that the Debtors shall file a motion to seek authority of the Bankruptcy Court to perform under this Agreement within ten days of the date hereof.

5.3 No Consent or Approval.

Except as expressly provided in this Agreement, no consent or approval is required by any other Entity in order for it to carry out the provisions of this Agreement.

5.4 Power and Authority.

It is duly organized, validly existing and in good standing under the laws of its state of organization and it has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet.

5.5 Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

5.6 Execution.

This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with the terms hereof.

5.7 Governmental Consents.

The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws or as necessary for the approval of a disclosure statement and Confirmation of the Plan by the Bankruptcy Court.

5.8 No Conflicts.

The execution, delivery and performance of this Agreement does not and shall not: (a) violate any provision of law, rule or regulations applicable to it or any of its subsidiaries; (b) violate its certificate of incorporation, bylaws (or other formation documents in the case of a limited liability company) or those of any of its subsidiaries; or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

Section 6. No Waiver of Participation and Preservation of Rights.

This Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet are part of a proposed settlement of disputes among the Parties. Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including, but not limited to, its claims against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors, or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement or otherwise set forth in the Plan are not consummated as provided herein, if a Termination Event occurs or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests.

Section 7. Acknowledgement.

This Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, the Rights Offering Term Sheet and the transactions contemplated herein and therein are the product of negotiations between the Parties and their respective representatives. Each Party hereby acknowledges that this Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of a chapter 11 plan for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. The Debtors will not solicit acceptances of the Plan from any Consenting Holder until the Consenting Holders have been provided with copies of a disclosure statement approved by the Bankruptcy Court. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.

Section 8. Termination.

8.1 Termination Events.

The term “Termination Event,” wherever used in this Agreement, means any of the following events (whatever the reason for such Termination Event and whether it is voluntary or involuntary):

(a)	any modification to the Plan or a subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not in a form and substance that is reasonably satisfactory to the Debtors, Sopris, the First Lien Requisite Holders (as defined herein) and the Second Lien Requisite Holders (as defined herein);

(b)	[this provision is intentionally omitted];

(c)	the Debtors shall not have filed the Plan and a disclosure statement relating to the Plan with the Bankruptcy Court on or before December 22, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(d)	a disclosure statement for the Plan is not approved on or before February 12, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(e)	a Confirmation Order, in form and substance reasonably satisfactory to the Debtors, Sopris and the First Lien Administrative Agent is not entered on or before April 28, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(f)	the Effective Date shall not have occurred on or before May 23, 2008, or such later date as may be mutually agreed upon by the Debtors, Sopris and the First Lien Administrative Agent;

(g)	any of the Chapter 11 Cases of Movie Gallery, Inc., Hollywood Entertainment Corporation or Movie Gallery US, LLC are converted to cases under chapter 7 of the Bankruptcy Code;

(h)	the Bankruptcy Court shall enter an order in any of the Chapter 11 Cases appointing (i) a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, (ii) a responsible officer or (iii) an examiner, in each case with enlarged powers relating to the operation of the business (powers beyond those set forth in subclauses (3) and (4) of section 1106(a) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code;

(i)	any of the Chapter 11 Cases of Movie Gallery, Inc., Hollywood Entertainment Corporation or Movie Gallery US, LLC are dismissed;

(j)	the Confirmation Order is reversed on appeal or vacated;

(k)	any Party has breached any material provision of this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet or the Rights Offering Term Sheet and any such breach has not been duly waived or cured in accordance with the terms hereof after a period of five (5) days;

(l)	any court shall enter a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(m)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan;

(n)	the Debtors shall inform Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in writing of their decision to accept a Topping Proposal;

(o)	the Debtors file a motion with the Bankruptcy Court seeking approval of a Topping Proposal;

(p)	[this provision is intentionally omitted]; or

(q)	the Debtors have not filed a motion seeking authority to perform under this Agreement within ten days of the date hereof.

The foregoing Termination Events are intended solely for the benefit of the Debtors, Sopris and the Consenting Holders; provided that neither Sopris nor a Consenting Holder may seek to terminate this Agreement based upon a material breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions.

8.2 Termination Event Procedures.

(a)	Upon the occurrence of a Termination Event pursuant to Section 8.1(k) hereof due to a material breach of this Agreement by Sopris, then the Debtors shall have the right to terminate this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet by giving written notice thereof to the other Parties.

(b)	Upon the occurrence of a Termination Event pursuant to Section 8.1(k) hereof due to a material breach of this Agreement by the Debtors, then the Consenting First Lien Holders, the Consenting Second Lien Holders and the Consenting 11% Senior Note Holders shall have the right to terminate this Agreement.

(c)	Upon the occurrence of a Termination Event contemplated by clauses (a), (g), (h), (i), (j), (l), (m), (n), (o) or (q) of Section 8.1 hereof, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall automatically terminate without further action.

(d)

Except as set forth in Section 8.2(a), 8.2(b) and 8.2(c) hereof, upon the occurrence of a Termination Event, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall automatically terminate without further action unless no later than three (3) Business Days after the occurrence of any such Termination Event, the occurrence of such Termination Event is waived in writing by each of the Debtors and: (a) Holders of more than 50% of the aggregate outstanding principal amount of the First Lien

Claims held by Consenting First Lien Holders (the “First Lien Requisite Holders”); (b) Holders of more than 50% of the aggregate outstanding principal amount of the Second Lien Claims held by Consenting Second Lien Holders (the “Second Lien Requisite Holders”); and (c) Holders of more than 50% of the aggregate outstanding principal amount of the Senior Note Claims held by Consenting 11% Senior Note Holders (the “Senior Note Requisite Holders”). The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder (the “Automatic Stay”) in connection with giving any such notice (and agree not to object to any non-breaching Party seeking to lift the Automatic Stay in connection with giving any such notice, if necessary). Any such termination (or partial termination) of the Agreement shall not restrict the Parties’ rights and remedies for any breach of the Agreement by any Party, including, but not limited to, the reservation of rights set forth in Section 6 hereof.

8.3 Consent to Termination.

In addition to the Termination Events set forth in Section 8.1 hereof, this Agreement shall be terminable immediately upon written notice to all of the Parties of the written agreement of the Debtors, the First Lien Requisite Holders, the Second Lien Requisite Holders and the Senior Note Requisite Holders to terminate this Agreement.

8.4 Termination by Consenting First Lien Holders

Notwithstanding anything to the contrary elsewhere in this Agreement, any Consenting First Lien Holder may terminate its own obligations and undertakings under this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	Sopris fails to deposit the Escrow Amount in escrow as set forth in Section 3.5 hereof;

(b)	the Plan or any subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not materially consistent with the First Lien Term Sheet;

(c)	any modification or amendment is made to this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, or the Rights Offering Term Sheet that materially and negatively impacts the recoveries of the Consenting First Lien Lenders;

(d)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan.

Any termination by any Consenting First Lien Lender of its obligations or undertakings under this Section 8.4 shall not terminate this Agreement with respect to any other Party hereto.

8.5 Termination by Consenting Second Lien Holders other than Sopris.

Notwithstanding anything to the contrary elsewhere in this Agreement, any Consenting Second Lien Holder other than Sopris may terminate its own obligations and undertakings under this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	Sopris fails to deposit the Escrow Amount in escrow as set forth in Section 3.5 hereof;

(b)	the Plan or any subsequent chapter 11 plan filed by the Debtors with the Bankruptcy Court (or a chapter 11 plan supported or endorsed by the Debtors) is not materially consistent with the Second Lien Term Sheet;

(c)	any modification or amendment is made to this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet, or the Rights Offering Term Sheet that materially and negatively impacts the recoveries of the Consenting Second Lien Lenders;

(d)	the Debtors shall not have filed the Plan and Disclosure Statement with the Bankruptcy Court on or before December 22, 2007;

(e)	the Effective Date shall not have occurred on or before May 23, 2008; or

(f)	the Debtors shall withdraw the Plan or publicly announce their intention not to support the Plan.

Any termination by any Consenting Second Lien Lender of its obligations or undertakings under this Section 8.5 shall not terminate this Agreement with respect to any other Party hereto.

8.6 Termination by Sopris.

Notwithstanding anything to the contrary elsewhere in this Agreement, Sopris may terminate this Agreement upon three (3) days written notice to the Debtors following the occurrence of any of the following events:

(a)	the aggregate amount of First Lien Claims held by the Consenting First Lien Holders falls to or below 50.1% of the aggregate outstanding principal amount of the First Lien Claims;

(b)	the aggregate amount of Second Lien Claims held by the Consenting Second Lien Holders falls to or below 50.1% of the aggregate outstanding principal amount of the Second Lien Claims;

(c)	the Debtors borrow any additional money, on a secured basis, in addition to the amounts currently owed or currently available under the First Lien Term Loan, First Lien Revolving Facility, First Lien LC Facility, Second Lien Term Loan and DIP Credit Facility;

(d)	following the occurrence and during the continuation of an Event of Default under Section 8.1 of the DIP Credit Facility or following delivery of a notice of Default or Event of Default as contemplated by Section 5.1(g) of the DIP Credit Facility, the Administrative Agent under the DIP Credit Facility shall have given notice under Section 8.1 of the DIP Credit Facility (a) terminating the Revolving Commitments of the Lenders under the DIP Credit Facility and the Revolving Commitments shall have been terminated or (b) declaring the obligations under the DIP Credit Facility to be immediately due and payable; or

(e)	following the occurrence of an Event of Default under Section 8.1 of the DIP Credit Facility and provided that such notice of Event of Default has been delivered as contemplated by Section 5.1(g) of the DIP Credit Facility, if such Event of Default has not been waived or cured within fifteen (15) business days after such notice has been properly delivered.

Any termination by Sopris of its obligations or undertakings under this Section 8.6 shall terminate this Agreement.

Section 9. Miscellaneous Terms.

9.1 Binding Obligation; Assignment.

Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is a legally valid and binding obligation of the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in the Chapter 11 Cases, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives. Nothing in this Agreement, express or implied, shall give to any Entity, other than the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, Affiliates, successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement. The agreements, representations, warranties, covenants and obligations of the Consenting Holders contained in this Agreement are, in all respects, several and not joint.

Assignment. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Entity except as provided in Section 3.2 hereof.

9.2 Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

9.3 Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

9.4 Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF. Further, by its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees that, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

9.5 Relationship to the Lock Up Agreement.

This Agreement controls over the Lock Up Agreement, except with respect to the obligations set forth in Sections 3.1 and 8.4 of the Lock Up Agreement, which commitments remain in current effect; provided that if this Agreement is terminated pursuant to its terms (other than because of a default by Sopris in any capacity), the Lock Up Agreement will be controlling in all respects pursuant to the terms thereof.

9.6 Complete Agreement, Interpretation and Modification.

(a)	Complete Agreement. Except for the Lock Up Agreement and the agreements, exhibits and other documents referenced therein with respect to the Lock Up Parties and in accordance with Section 9.5 of this Agreement, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet, and the other agreements, exhibits and other documents referenced herein and therein, constitute the complete agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the Parties with respect thereto.

(b)	Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(c)

Modification of Restructuring Agreements. Except as set forth in Section 8.2 hereof, this Agreement, the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet may only be modified, altered, amended or supplemented by an agreement in writing signed by the Debtors, Sopris, the First Lien Requisite Holders and the Second Lien Requisite Holders; provided, further, that if the modification or amendment at issue materially adversely impacts the economic treatment or rights of any Consenting Holder, the agreement in writing of such Consenting Holder whose economic treatment or rights are materially adversely impacted shall also be required for such modification or amendment; provided that if such Consenting Holder does not so agree, it may cease to be a Consenting Holder hereunder with written notice to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in accordance with Section 9.11 hereof and this Agreement shall remain in effect with respect to the remaining Parties; provided, further, however, that, if the modification or amendment at issue only materially adversely impacts the economic treatment or rights of only some of the Consenting Holders, then only the agreement in writing of such Consenting Holders and related agents, if any, and the Debtors shall be required for such modification or amendment; provided that if such Consenting Holders do not so agree, they may cease to be Consenting Holders hereunder with written notice to the Debtors, Sopris, the First Lien Administrative Agent and the Second Lien Administrative Agent in accordance with Section 9.11 hereof and this Agreement shall remain in effect with respect to the remaining Parties; provided, further, however, that Section 8.4 of this Agreement may not be modified, with respect to any Consenting First Lien Holder, without the consent of such Consenting First Lien Holder, and provided, further, however, that Section 8.5 of this Agreement may not be modified, with respect to any Consenting Second Lien Holder, without the consent of such Consenting Second Lien Holder.

9.7 Execution and Effectiveness of this Agreement.

This Agreement may be executed and delivered (by facsimile or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

This Agreement does not become effective until: (i) it has been executed by: (a) the Debtors; (b) Sopris; (c) Consenting First Lien Holders holding 50.1% or more of the aggregate outstanding principal amount of First Lien Claims; and (d) Consenting Second Lien Holders holding 50.1% or more of the aggregate outstanding principal amount of Second Lien Claims; and (ii) Sopris and the Debtors shall have executed an escrow agreement (the “Escrow Agreement”) acceptable to the Debtors, Sopris and the First Lien Administrative Agent. Notwithstanding the foregoing, unless otherwise agreed to in writing by the Debtors, Sopris and the First Lien Administrative Agent, this Agreement will not be effective unless the foregoing conditions to effectiveness are satisfied on or before January 22, 2008.

9.8 Specific Performance.

It is understood that money damages may not be a sufficient remedy for any breach of this Agreement, and the Parties shall have the right, in addition to any other rights and remedies contained herein, to seek specific performance, injunctive or other equitable relief from a court of competent jurisdiction as a remedy for any such breach.

9.9 Settlement Discussions.

This Agreement and the Restructuring are part of a proposed settlement of a dispute among the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

9.10 Consideration.

Except as set forth in the Sopris Fee Orders, which are not modified in any way by this Agreement and which remain in full force and effect, the Debtors, Sopris and each Consenting Holder hereby acknowledge that no consideration, other than that specifically described herein and in the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet shall be due or paid to the Consenting Holders for their agreement to support confirmation of the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ agreement to use commercially reasonable efforts to obtain approval of a disclosure statement and to seek to confirm the Plan in accordance with the terms and conditions of the Plan, the First Lien Term Sheet, the Second Lien Term Sheet and the Rights Offering Term Sheet.

9.11 Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a)	if to the Debtors, to: Movie Gallery, Inc., 900 West Main Street, Dothan, Alabama 36301; Attn: S. Page Todd; with copies to: Kirkland & Ellis, LLP, 200 East Randolph Drive, Chicago, Illinois 60601, facsimile: 312-861-2200; Attn: Anup Sathy, Marc J. Carmel and Ross M. Kwasteniet;

(b)	if to the First Lien Administrative Agent, to: Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, facsimile: 212-735-2000; Attn: Jay Goffman and Mark A. McDermott;

(c)	if to a Consenting First Lien Holder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York 10036, facsimile: 212-735-2000; Attn: Jay Goffman and Mark A. McDermott;

(d)	if to the Second Lien Administrative Agent, to: Milbank, Tweed, Hadley & McCoy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, facsimile: 212-530-5219; Attn: Matthew S. Barr and Brian Kinney;

(e)	if to a Consenting Second Lien Holder or a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10022, facsimile: 212-768-6800; Attn: Peter D. Wolfson; and Milbank, Tweed, Hadley & McCoy LLP, One Chase Manhattan Plaza, New York, New York 10005-1413, facsimile: 212-530-5219; Attn: Matthew S. Barr and Brian Kinney; and

(f)	if to a Consenting 11% Senior Note Holder of a transferee thereof, to the addresses or facsimile numbers set forth below following the Consenting Holder’s signature (or as directed by any transferee thereof), as the case may be, with copies to: Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, New York 10022, facsimile: 212-768-6800; Attn: Peter D. Wolfson.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

MOVIE GALLERY, INC.

By:
Name:
Its:

HOLLYWOOD ENTERTAINMENT CORPORATION

By:
Name:
Its:

M.G. DIGITAL, LLC

By:
Name:
Its:

M.G.A. REALTY I, LLC

By:
Name:
Its:

MG AUTOMATION LLC

By:
Name:
Its:

MOVIE GALLERY US, LLC

By:
Name:
Its:

Dated:                         ,

SOPRIS CAPITAL ADVISORS LLC
in Its Capacity as a Consenting Second Lien Holder, Consenting 11% Senior Note Holder and the Backstop Party in Accordance with the Rights Offering Term Sheet

By:
Name:
Its:
Telephone:
Facsimile:

Dated:                     ,

CONSENTING FIRST LIEN HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of First Lien Claims held by such Consenting First Lien Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than First Lien Claims:

$

Description:

Dated:                     ,

CONSENTING SECOND LIEN HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of Second Lien Claims held by such Consenting Second Lien Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than Second Lien Claims:

$

Description:

Dated:                     ,

CONSENTING 11% SENIOR NOTE HOLDER

Name of Institution:

By:
Name:
Its:
Telephone:
Facsimile:

Aggregate amount of Senior Note Claims held by such Consenting 11% Senior Note Holder as of the date above:

$

Description and aggregate amount of any additional Movie Gallery Claims other than Senior Note Claims:

$

Description: